EXHIBIT (12)

                                 THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                               Millions of Dollars
                                                                                                                  Six Months
                                                                 Years Ended June 30                             Ended Dec. 31
                                                           --------------------------------------------------    -----------------
                                                           1992       1993       1994       1995       1996      1995       1996
                                                           ------     ------     ------     ------     ------    ------     ------
EARNINGS AS DEFINED
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     Earnings from operations before income taxes
        after eliminating undistributed earnings
        of equity method investees                         $2,870     $  294     $3,307     $4,022     $4,695    $2,663     $2,937

     Fixed charges excluding capitalized interest             584        631        569        571        576       268        294
                                                           ------     ------     ------     ------     ------    ------     ------

        TOTAL EARNINGS, AS DEFINED                         $3,454     $  925     $3,876     $4,593     $5,271    $2,931     $3,231
                                                           ======     ======     ======     ======     ======    ======     ======

FIXED CHARGES, AS DEFINED
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     Interest expense (including capitalized interest)     $  535     $  577     $  501     $  511     $  493    $  247     $  246
     1/3 of rental expense                                     74         79         87         83         92        22         48
                                                           ------     ------     ------     ------     ------    ------     ------
        TOTAL FIXED CHARGES, AS DEFINED                    $  609     $  656     $  588     $  594     $  585    $  269     $  294
                                                           ======     ======     ======     ======     ======    ======     ======

        RATIO OF EARNINGS TO FIXED CHARGES                    5.7        1.4        6.6        7.7        9.0      10.9       11.0
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